Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Pedro's List Inc.:

Opinions on the Financial Statements

We have audited the accompanying balance sheet of Pedro’s List Inc. ("the Company") as of October 31, 2021, the

related statement of operations, stockholder's deficit and cash flows, for the year ended October 31, 2021, and the related notes (collectively referred to as the "financial statements").

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2021, and the results of its operations and its cash flows for the year ended October 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended October 31, 2020 were audited by other auditor whose report dated March 25, 2021, expressed an unqualified opinion on those financial statements.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced limited operations during the period from October 12, 2014 (date of inception) to October 31, 2021 with an accumulated deficit of $835,927. As of October 31, 2021, the Company had working capital deficit of $63,927. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinions

The Company’s management is responsible for these financial statements. Our responsibility is to express opinions on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Antares Professional Corporation, Chartered Professional Accountants Suite 400, 906 12 Avenue SW, Calgary, Canada T2R 1K7
T: +1 403 375 9955, www.pkfantares.com

Antares Professional Corporation, Chartered Professional Accountants (PKF Antares) is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

Calgary, Canada March 08, 2022

Antares Professional Corporation, Chartered Professional Accountants Suite 400, 906 12 Avenue SW, Calgary, Canada T2R 1K7
T: +1 403 375 9955, www.pkfantares.com

Antares Professional Corporation, Chartered Professional Accountants (PKF Antares) is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.